Exhibit 10.2
GUARANTY

GUARANTY, dated as of May 31 , 2022 (the “Guaranty”), made by BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, together with its successors and its permitted assigns (“Guarantor”), for the benefit of PARLEX 3A USD IE ISSUER DESIGNATED ACTIVITY COMPANY, PARLEX 3A GBP IE ISSUER DESIGNATED ACTIVITY COMPANY, PARLEX 3A EUR IE ISSUER DESIGNATED ACTIVITY COMPANY, PARLEX 3A SEK IE ISSUER DESIGNATED ACTIVITY COMPANY, each a designated activity company organized under the laws of Ireland, and Perpetual Corporate Trust Limited as Trustee of the Parlex 2022-1 Issuer Trust, a trust organized under the laws of Australia (together with its successors and assigns, each, a “Purchaser” and collectively, “Purchaser”).

W I T N E S E T H :

WHEREAS, (i) Purchaser, (ii) Parlex 3A Finco, LLC (including any successor thereto in accordance with the Repurchase Agent Agreement, “Repurchase Agent”), (iii) Barclays Bank PLC (including any successor thereto in accordance with the Realisation Agent Agreement (“Realisation Agent”)) and (iv) PARLEX 3A FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“US Seller”), PARLEX 3A UK FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“UK Seller”), PARLEX 3A EUR FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“EUR Seller”), PARLEX 3A SEK FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“SEK Seller”), GLOSS FINCO 1, LLC, a limited liability company organized under the laws of the State of Delaware (“Gloss Seller”) and SILVER FIN SUB TC PTY LTD, acting in its personal capacity and as trustee for the Silver Fin Sub Trust, an Australian proprietary company (“AUS Seller” and, together with US Seller, UK Seller, EUR Seller, SEK Seller and Gloss Seller, each a “Seller” and collectively, “Sellers”), are parties to that certain Master Repurchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”);

WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of each Seller;

WHEREAS, Guarantor will benefit, directly and indirectly, from the execution, delivery and performance by Sellers of the Transaction Documents, and the transactions contemplated by the Transaction Documents;

WHEREAS, it is a condition precedent to the initial funding under the Master Repurchase Agreement that Guarantor execute and deliver this Guaranty for the benefit of Purchaser and Purchaser is unwilling to enter into the Master Repurchase Agreement or the other Transaction Documents or the transactions contemplated thereby without the benefit of this Guaranty; and

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and to induce Purchaser to enter into the Master Repurchase Agreement and the other Transaction Documents, Guarantor hereby agrees as follows:

ARTICLE I. DEFINITIONS; INTERPRETATION
(a)Each of the definitions set forth on Exhibit A hereto are, solely for the purposes of Article V(k) hereof, hereby incorporated herein by reference. Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

(b)The following terms shall have the meanings set forth below:

“Facility Recourse Amount” shall mean, on any date of determination, the sum of the Purchased Asset Recourse Amounts for all of the Purchased Assets on such day.

“Guaranteed Obligations” shall mean (i) all obligations and liabilities of each Seller to Purchaser, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, or whether for payment or for performance (including, without limitation, Purchase Price Differential accruing after the Repurchase Date for any Transaction and Purchase Price Differential accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Seller, whether or not a claim for post filing or post-petition interest is allowed in such proceeding), which arise under, or out of or in connection with the Master Repurchase Agreement and any other Transaction Documents, whether on account of the Repurchase Price for the Purchased Assets, Purchase Price Differential, reimbursement obligations, fees, indemnities, costs or expenses (including, without limitation, all fees and disbursements of outside counsel to Purchaser), in each case that are required to be paid by the applicable Seller pursuant to the terms of such documents, all “claims” (as defined in Section 101 of the Bankruptcy Code) of Purchaser against any Seller, or otherwise and (ii) all actual out-of-pocket court costs, enforcement costs and legal and other expenses (including reasonable attorneys’ fees and expenses of outside counsel) that are incurred by Purchaser in the enforcement of any provision of the Transaction Documents, including, but not limited to, this Guaranty.

“Parallel Facility Seller Remittances” shall mean, to the extent that the purchaser under the Parallel Agreement has exercised remedies thereunder after the occurrence of an “Event of Default” under and as defined in the Parallel Agreement, the aggregate amount of proceeds remitted by or on behalf such purchaser to or for the account of seller under the Parallel Agreement after the satisfaction in full of the “Repurchase Obligations” under and as defined in the Parallel Agreement.

“Parallel Guaranty” shall mean, to the extent applicable, the guaranty delivered by Guarantor in favor of the purchaser under the Parallel Agreement (as defined in the Master Repurchase Agreement).

“Parallel Guaranty Recourse Amount” shall mean, on any date of determination, the “Facility Recourse Amount” under and as defined in the Parallel Guaranty.

“Purchased Asset Recourse Amount” shall mean, with respect to each Purchased Assets, (a) 25% multiplied by (b) the Senior Exposure (as defined in the Master Definitions and Construction Module) in U.S. Dollars (with respect to any Senior Exposure on account of any

Foreign Purchased Asset, based on the respective Purchase Date Spot Rate with respect to the Applicable Currency) with respect to such Purchased Asset.

“Remaining Liability Cap Amount” shall mean, on any date that amounts are due and payable pursuant to Article II(a) of the Parallel Guaranty, an amount equal to the positive difference, if any, between (i) the “Liability Cap” under and as defined in the Parallel Guaranty, but without regard to clauses (ii) and (iii) of such definition, and (ii) the amount due and payable pursuant to Article II(a) of the Parallel Guaranty (for the avoidance of doubt, giving effect to the “Liability Cap” under and as defined in the Parallel Guaranty).

(c)The terms defined in this Guaranty have the meanings assigned to them in this Guaranty and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Guaranty unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The term “include” or “including” shall mean without limitation by reason of enumeration. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

ARTICLE II.
NATURE AND SCOPE OF GUARANTY

(a)Guaranty of Obligations. Subject to the terms hereof, Guarantor hereby irrevocably and unconditionally guarantees and promises to Purchaser and its successors, endorsees, transferees and assigns as a primary obligor the prompt and complete payment and performance by each Seller of the Guaranteed Obligations as and when the same shall be due and payable (whether at the stated maturity, by acceleration or otherwise); provided however that Guarantor’s total aggregate liability under this Article II(a) shall not exceed an amount equal to the sum of (i) the Facility Recourse Amount on any day that any amounts under this Guaranty are due and payable plus (ii) the aggregate amount of Parallel Facility Seller Remittances under the Parallel Agreement plus (iii) the Remaining Liability Cap Amount (the “Liability Cap”) (for the avoidance of doubt, any payments made for the benefit of the Class B Noteholders shall not reduce the Liability Cap); provided, further, that Guarantor shall remain liable as provided herein for any and all of the Guaranteed Obligations that became due and payable with respect to such Purchased Asset on or prior to such date and with respect to all other Purchased Assets for which Purchaser has not exercised final remedies under Article 14(b)(ii)(D) or 14(b)(iii) of the Master Repurchase Agreement. Notwithstanding anything to the contrary in this Guaranty or in the Parallel Guaranty, the aggregate amount payable by Guarantor under this Article II(a) and Article II(a) of the Parallel Guaranty shall in no case exceed the sum, calculated as of any applicable date of determination, of (a) the Facility Recourse Amount as of such date, (b) the Parallel Guaranty Facility Recourse Amount as of such date and (c) the aggregate amount of Parallel Facility Seller Remittances under the Parallel Agreement.

(b)Liability Cap Carveout. The Liability Cap shall not apply in the event that any of the following events or circumstances shall occur and payments made in connection with any of the following events or circumstances shall not accrue toward the Liability Cap:

(i)(A) the filing by any Seller and/or Guarantor of any voluntary petition under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or (B) the commencing, or authorizing the commencement, by any Seller and/or Guarantor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;

(ii)the solicitation by any Seller and/or Guarantor or any Seller and/or Guarantor otherwise colluding with petitioning creditors for any involuntary petition, case or proceeding against any Seller and/or Guarantor under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;

(iii)any Seller and/or Guarantor seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for any Seller and/or Guarantor or any substantial part of the property of any Seller and/or Guarantor (unless consented to by Purchaser);

(iv)the making by any Seller and/or Guarantor of a general assignment for the benefit of creditors of any Seller and/or Guarantor (other than in favor of Purchaser or if consented to by Purchaser) in connection with any case or proceeding described in the foregoing clauses (i) or (ii); or

(v)with respect to and solely to the extent of any and all out-of-pocket losses, damages, costs and expenses (including reasonable fees and disbursements of outside counsel) actually incurred by Purchaser, Repurchase Agent and Realisation Agent in connection with:

(1)any fraud, willful misconduct, illegal act or intentional material misstatement on the part of any Seller, Guarantor or any Affiliate of any Seller or Guarantor in connection with the execution and delivery of the Master Repurchase Agreement or other Transaction Documents, or any certificate, report, notice, financial statement, representation, warranty or other instrument or document furnished to Purchaser, Repurchase Agent or Realisation Agent by any Seller, Guarantor or any Affiliate thereof in connection with the Master Repurchase Agreement or any other Transaction Document on the Closing Date or during the term of the Master Repurchase Agreement;

(2)any misappropriation , conversion or intentional misapplication by any Seller, Guarantor or any Affiliate of the foregoing of any Net Cash Flow required to be deposited in the Collection Account pursuant to Article 5 of the Master Repurchase Agreement;

(3)any failure by any Seller to comply with Article 13 of the Master Repurchase Agreement, which failure results in a substantive consolidation of any Seller with any other entity in an insolvency proceeding;

(4)any failure by any Seller to fund a Future Advance, which failure is determined in a final non-appealable judgment by a court of competent jurisdiction in the United States of America to have been committed by such Seller in bad faith;

(5)if any Seller, Guarantor or any Affiliate of the foregoing interferes with, frustrates or prevents Purchaser’s, Repurchase Agent’s or Realisation Agent’s exercise of remedies provided under the Transaction Documents; provided that any assertion, claim or defense reasonably made in good faith by such Seller or Guarantor as to the existence and continuation of such Default or Event of Default shall not, and shall not be deemed to, result in liability under this sub-clause (5);

(6)any claim by any Affiliate of any Seller that Purchaser is not the record and beneficial owner of, and does not have good and marketable title to, each Purchased Asset in accordance with the Transaction Documents; or

(7)any loss, damage, cost and expense in connection with violation of any environmental law, the correction of any environmental condition, or the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any environmental law, in each case in any way affecting any Seller’s properties or any of the Purchased Assets; provided, that Guarantor shall have no liability under this Article II(b)(v)(7) with respect to conditions on any Mortgaged Property first arising after the date upon which Purchaser (or Repurchase Agent or Realisation Agent on its behalf) enforces its remedies with respect to the related Purchased Asset pursuant to Article 14(b)(ii)(D) or 14(b)(iii) of the Master Repurchase Agreement following an Event of Default.

(d)Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Purchaser and any successor, endorsee, transferee or assignee of Purchaser (or Repurchase Agent or Realisation Agent on its behalf) permitted under the Master Repurchase Agreement and shall not be discharged by such permitted assignment or negotiation of all or part thereof.

(e)Satisfaction of Guaranteed Obligations. Guarantor shall satisfy its obligations hereunder without demand, presentment, protest, notice of protest, notice of non- payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever. Subject to Articles II(a) and II(b), the obligations of Guarantor hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of any Seller, or any other party, against Purchaser or against the payment of the Guaranteed Obligations, other than the payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with such Guaranteed Obligations or otherwise.

(f)No Duty to Pursue Others. It shall not be necessary for Purchaser, Repurchase Agent or Realisation Agent (and Guarantor hereby waives any rights which Guarantor may have to require Purchaser), in order to enforce the obligations of Guarantor hereunder, first to

(i) institute suit or exhaust its remedies against any Seller or others liable on the Guaranteed Obligations or any other person, (ii) enforce or exhaust Purchaser’s rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) join any Seller or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or
(iv) resort to any other means of obtaining payment of the Guaranteed Obligations. Purchaser shall not be entitled to actually receive payment of the same amounts from both a Seller and Guarantor. None of Purchaser, Repurchase Agent or Realisation Agent shall be required to mitigate damages or take any other action to collect or enforce the Guaranteed Obligations.

(g)Waivers. Guarantor agrees to the provisions of the Transaction Documents, and hereby waives notice of (i) any loans or advances made by Purchaser to any Seller or the purchase of any Purchased Asset by Purchaser from any Seller, (ii) acceptance of this Guaranty,
(iii) any amendment or extension of the Master Repurchase Agreement or of any other Transaction Documents, (iv) the execution and delivery by any Seller and Purchaser of any other agreement or of any Seller’s execution and delivery of any other documents arising under the Transaction Documents or in connection with the Guaranteed Obligations, (v) the occurrence of any breach by any Seller or an Event of Default under the Transaction Documents, (vi) Purchaser’s transfer or disposition of the Transaction Documents, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations,
(viii) protest, proof of non-payment or default by any Seller, (ix) any other action at any time taken or omitted by Purchaser, Repurchase Agent or Realisation Agent and (x) except as otherwise provided herein or required by the terms hereof, all other demands and notices of every kind in connection with this Guaranty, the Transaction Documents and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations; provided, however, that the foregoing shall not constitute a waiver by Guarantor of any notice that Purchaser, Repurchase Agent or Realisation Agent is expressly required to provide to Sellers or Guarantor or any other party pursuant to the Transaction Documents.

(h)Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days after demand by Purchaser, Repurchase Agent or Realisation Agent, pay Purchaser, Repurchase Agent or Realisation Agent, as applicable, all actual out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) actually incurred by Purchaser, Repurchase Agent or Realisation Agent, as applicable, in the enforcement hereof or the preservation of Purchaser’s rights hereunder. The covenant contained in this Article II(g) shall survive the payment and performance of the Guaranteed Obligations.

(i)Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Purchaser must rescind or restore any payment, or any part thereof, received by or on behalf of Purchaser in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Purchaser (or Repurchase Agent or Realisation Agent on its behalf) shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of each Seller and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by such Seller’s or Guarantor’s payment and performance of the Guaranteed Obligations which is not so rescinded or Guarantor’s performance of such obligations and then only to the extent of such performance.

(j)Deferral of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Purchaser), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from any Seller or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty until payment in full of the Guaranteed Obligations (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents) and termination of the Transaction Documents. Guarantor hereby subordinates all of its subrogation rights against each Seller arising from payments made under this Guaranty to the full payment of the Guaranteed Obligations due Purchaser for a period of ninety-one (91) days following the final payment of the last of all of the Guaranteed Obligations and termination of the Master Repurchase Agreement. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents) shall not have been paid in full, such amount shall be held by Guarantor in trust for Purchaser, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Purchaser in the exact form received by Guarantor (duly indorsed by Guarantor to Purchaser, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Purchaser may determine.

(k)Seller. The term “Seller” or “Sellers” as used herein shall include any new or successor corporation, limited liability company, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Seller or any interest in any Seller.

ARTICLE III.
EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, except to the extent required by the terms hereof, and waives any common law, equitable, statutory or other rights (including without limitation, except to the extent required by the terms hereof, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a)Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Master Repurchase Agreement, the other Transaction Documents (other than this Guaranty), or any other document, instrument, contract or understanding between Sellers, Purchaser, Repurchase Agent and Realisation Agent, or any other parties, pertaining to the Guaranteed Obligations.

(b)Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Purchaser (or Repurchase Agent or Realisation Agent on its behalf) to Sellers.

(c)Condition of Seller or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Seller, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations or any dissolution of any Seller or Guarantor, or any sale, lease or transfer of any or all of the assets of any Seller or Guarantor, or any changes in the shareholders, partners or members of any Seller or Guarantor; or any reorganization of any Seller or Guarantor.

(d)Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability against any Seller of all or any part of the Master Repurchase Agreement or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (ii) the officers or representatives executing the Master Repurchase Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iii) the applicable Seller has valid defenses (other than payment of the Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Seller, (iv) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable or
(v) the Master Repurchase Agreement, or any of the other Transaction Documents have been forged by any Person other than Purchaser, Repurchase Agent, Realisation Agent or any of their respective Affiliates or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether such Seller or any other person is found not liable on the Guaranteed Obligations or any part thereof for any reason (other than by reason of a defense of payment or performance of the Guaranteed Obligations).

(e)Release of Obligors. Any full or partial release of the liability of any Seller on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement, as between Purchaser and Guarantor, that other parties will be liable to pay or perform the Guaranteed Obligations, or that Purchaser will look to other parties to pay or perform the obligations of the applicable Seller under the Master Repurchase Agreement or the other Transaction Documents.

(f)Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

(g)Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful,

unreasonable or unjustifiable impairment) by any party other than Purchaser, Repurchase Agent, Realisation Agent or any of their respective Affiliates of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

(h)Care and Diligence. Except to the extent the same shall result from the gross negligence, willful misconduct, bad faith or illegal acts of Purchaser, Repurchase Agent, Realisation Agent or any of their respective Affiliates, the failure of Purchaser or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Purchaser (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

(i)Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

(j)Offset. The liabilities and obligations of Guarantor to Purchaser hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense (other than payment of the Guaranteed Obligations) of any Seller against Purchaser, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations).

(k)Merger. The reorganization, merger or consolidation of any Seller into or with any other corporation or entity.

(l)Preference. Any payment by any Seller to Purchaser is held to constitute a preference under bankruptcy laws, or for any reason Purchaser is required to refund such payment or pay such amount to any Seller or someone else.

(m)Other Actions Taken or Omitted. Except to the extent the same shall result from the gross negligence, willful misconduct, bad faith or illegal acts of Purchaser, Repurchase Agent, Realisation Agent or any of their respective Affiliates, any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

To induce Purchaser to enter into the Transaction Documents, Guarantor represents and warrants to Purchaser as of the date hereof, as of each Funding Date and as of any other date on which these representations and warranties are remade or deemed remade in accordance with the terms of any Transaction Document or certification delivered in connection with any Transaction Document, as follows:

(a)Benefit. Guarantor has received, or will receive, direct or indirect benefit from the execution, delivery and performance by Sellers of the Transaction Documents, and the transactions contemplated therein.

(b)Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of each Seller and is familiar with the value of any and all collateral intended to be pledged as security for the payment of the Guaranteed Obligations; however, as between Purchaser and Guarantor, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

(c)No Representation by Purchaser, Repurchase Agent or Realisation Agent. None of Purchaser, Repurchase Agent, Realisation Agent nor any other party on their behalf has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(d)Organization. Guarantor (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) has the corporate power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (iii) has the corporate power to execute, deliver, and perform its obligations under this Guaranty.

(e)Authority. Guarantor is duly authorized to execute and deliver this Guaranty and to perform its obligations under this Guaranty, and has taken all necessary action to authorize such execution, delivery and performance, and each person signing this Guaranty on its behalf is duly authorized to do so on its behalf.

(f)Due Execution and Delivery; Consideration. This Guaranty has been duly executed and delivered by Guarantor, for good and valuable consideration.

(g)Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(h)Approvals and Consents. No consent, approval or other action of, or filing by, Guarantor with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Guaranty

(other than consents, approvals and filings required by Guarantor as a result of being a publicly traded company or that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect).

(i)Licenses and Permits. Guarantor is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or standing is material to Guarantor’s business, and has all material licenses, permits and other consents that are necessary, for (i) the transaction of Guarantor’s business and ownership of Guarantor’s properties and (ii) the performance of its obligations under this Guaranty.

(j)Non-Contravention. Neither the execution and delivery of this Guaranty, nor consummation by Guarantor of the transactions contemplated by this Guaranty, nor compliance by Guarantor with the terms, conditions and provisions of this Guaranty will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Guarantor, (ii) any agreement by which Guarantor is bound or to which any assets of Guarantor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Guarantor, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, or (iv) any applicable Requirement of Law.

(k)Litigation/Proceedings. Except as otherwise disclosed in writing to Purchaser, Repurchase Agent and Realisation Agent, there is no action, suit, proceeding, investigation, or arbitration pending or, to the Knowledge of Guarantor, threatened in writing against Guarantor, or any of its assets that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby or thereby, (ii) makes a claim in an aggregate amount greater than the Litigation Threshold or (iii) which, individually or in the aggregate, if adversely determined is reasonably likely to have a Material Adverse Effect.

(l)Solvency. Guarantor, as of the Closing Date and each Purchase Date, has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Guarantor, as of the Closing Date and each Purchase Date, is generally able to pay, and intends to pay, its debts as they come due. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has, and will have, assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated) and debts, and has, and will have, property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due.

All representations and warranties made by Guarantor herein shall survive until payment in full of the Guaranteed Obligations (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents).

ARTICLE V. COVENANTS OF GUARANTOR

Guarantor covenants and agrees with Purchaser that, until payment in full of all Guaranteed Obligations (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents):

(a)Corporate Change. Guarantor shall not change its jurisdiction of organization unless it shall have provided Purchaser, Repurchase Agent and Realisation Agent at least thirty (30) Business Days’ prior written notice of such change.

(b)Reporting. Guarantor shall deliver (or cause to be delivered) to Purchaser, Cash Manager, Repurchase Agent and Realisation Agent all financial information and certificates with respect to Guarantor that are required to be delivered pursuant to Article 12(b) of the Master Repurchase Agreement.

(c)Preservation of Existence; Licenses. Guarantor shall at all times maintain and preserve its legal existence and all of its material rights, privileges, licenses, permits and franchises necessary for the operation of its business and for its performance under this Guaranty, except where failure to comply could not be reasonably likely to have a Material Adverse Effect.

(d)Compliance with Obligations. Guarantor shall at all times comply in all material respects (i) with its organizational documents, (ii) in all material respects with any agreements by which it is bound or to which its assets are subject and (iii) any Requirement of Law.

(e)Books of Record and Accounts. Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, consistently applied, and set aside on its books from its earnings for each Fiscal Year all such proper reserves in accordance with GAAP, consistently applied.

(f)Taxes and Other Charges. Guarantor shall pay and discharge all material taxes, assessments, levies, liens and other charges imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such taxes, assessments, levies, liens and other charges which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(g)Due Diligence. Guarantor shall permit Purchaser (or Repurchase Agent or Realisation Agent on its behalf) to conduct continuing due diligence in accordance with Article 28 of the Master Repurchase Agreement.

(h)No Change of Control. Guarantor shall not, without the prior consent of Realisation Agent, permit a Change of Control to occur.

(i)Limitation on Distributions. After the occurrence and during the continuation of any monetary Default or Event of Default or the breach of any of the financial covenants set forth in Article V(k) below, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Guarantor (each, a

“Distribution”), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor unless, before and immediately after giving effect to such Distribution Guarantor shall be in compliance with the covenants set forth in Article V(k).

(j)[Reserved].

(k)Financial Covenants. Guarantor shall not at any time until the Guaranteed Obligations (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents) have been paid in full permit (as determined quarterly on a consolidated basis in accordance with GAAP, consistently applied):

(i)Maximum Indebtedness. The ratio (expressed as a percentage) of
(a) Indebtedness of Guarantor and its Subsidiaries as of the last day of any Fiscal Quarter to (b) Total Assets of Guarantor and its Subsidiaries as of the last day of such Fiscal Quarter, to exceed eighty three and a third percent (83.3333%).

(ii)Minimum Fixed Charge Coverage Ratio. The ratio of (a) Guarantor’s EBITDA for any period of four (4) consecutive quarters most recently ended to (b) Guarantor’s Fixed Charges during such period, to be less than 1.40:1.00, as determined as soon as practicable after the end of each Fiscal Quarter, but in no event later than forty-five (45) days after the last day of the applicable Fiscal Quarter.

(iii)Minimum Tangible Net Worth. Guarantor’s Tangible Net Worth to fall below the sum of (a) $3,493,179,313, plus (b) seventy-five percent (75%) of the net cash proceeds of any equity issuance by Guarantor that occurs after the Closing Date.

(iv)Minimum Cash Liquidity. Guarantor’s Cash Liquidity to be less than the greater of (a) $10,000,000 and (b) five percent (5%) of Guarantor’s Recourse Indebtedness.

ARTICLE VI. MISCELLANEOUS

(a)Waiver. No failure to exercise, and no delay in exercising, on the part of Purchaser (or Repurchase Agent or Realisation Agent on its behalf), any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Purchaser hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing signed by Purchaser, Repurchase Agent, Realisation Agent and Guarantor and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand (except to the extent such a notice or demand is required by the terms hereof).

(b)Set-Off. Purchaser and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without prior written notice to Guarantor, to set-off, appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Purchaser or any such Affiliate to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty or any other Transaction Document to Purchaser or any of its Affiliates, irrespective of whether or not Purchaser or any such Affiliate shall have made any demand under this Guaranty or any other Transaction Document and although such obligations of Guarantor may be contingent or unmatured or are owed to a branch or office of Purchaser or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of Purchaser and its Affiliates under this Article VI(b) are in addition to other rights and remedies (including other rights of setoff) that they may have. Purchaser (or Repurchase Agent or Realisation Agent on its behalf) shall give written notice to Guarantor of any set-off affected under this Article VI(b) to the extent it is not prohibited from doing so by applicable law.

(c)Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (i) hand delivery, with proof of delivery, (ii) certified or registered United States mail, postage prepaid, (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, or (iv) by electronic mail, provided that, other than with respect to day-to-day notices delivered under this Guaranty and other than with respect to any notices delivered under Article V(a), such electronic mail notice must also be delivered by one of the means set forth in (i), (ii), or (ii) above unless the sender of such communication receives a verbal or electronic confirmation acknowledging receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation), to the address specified below or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article V(c); provided, however, at least one of the individuals identified in clause (i) of the definition of “Knowledge” in the Master Repurchase Agreement shall be an “attention” party for notices to Guarantor. A notice shall be deemed to have been given: (x) in the case of hand delivery, at the time of delivery, if on a Business Day, and otherwise on the next occurring Business Day, (y) in the case of registered or certified mail or expedited prepaid delivery, when delivered, if on a Business Day, and otherwise on the next occurring Business Day, or upon the first attempted delivery on a Business Day or (z) in the case of electronic mail, upon receipt of a verbal or electronic confirmation acknowledging receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation). A party receiving a notice that does not comply with the technical requirements for notice under this Article V(c) may elect to waive any deficiencies and treat the notice as having been properly given. All notices and other communications to be delivered by Purchaser under the Transaction Documents may be given by the Collateral Agent on its behalf. All notices and other communications by Purchaser or Seller to any other Person under the Transaction Documents shall be copied to Collateral Agent.

Guarantor:    Blackstone Mortgage Trust, Inc.
c/o Blackstone Mortgage Trust, Inc. 345 Park Avenue, 42nd Floor
New York, New York 10154 Attention: Douglas Armer Telephone: [Redacted]
Email: [Redacted]

with copies to:    Ropes & Gray LLP
1211 Avenue of the Americas New York, NY 10036-8704
Attn:    Daniel L. Stanco Tel:    [Redacted]
Email: [Redacted]

(d)GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(e)SUBMISSION TO JURISDICTION; WAIVERS.

(i)Guarantor and, by its acceptance of this Guaranty, Purchaser, each irrevocably and unconditionally (A) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Master Repurchase Agreement or any Transaction under the Master Repurchase Agreement and (B) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(ii)To the extent that Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Master Repurchase Agreement or any Transaction under the Master Repurchase Agreement.

(iii)Guarantor and, by its acceptance of this Guaranty, Purchaser, each hereby irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to it at its address specified herein. Guarantor and, by its acceptance of this Guaranty, Purchaser, each hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article VI(e) shall affect the right of Purchaser to serve legal process in any other manner permitted by law or affect the rights of Purchaser to bring any enforcement action or proceeding against any property of Guarantor located in other jurisdictions in the courts of such other to the extent required by the laws of such other jurisdictions, and nothing in this Article VI(e) shall affect the right of Guarantor to serve legal process in any other manner permitted by law.

(iv)GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

(h)Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty.

(i)Amendments. This Guaranty may be amended only by an instrument in writing executed by Guarantor, Purchaser, Repurchase Agent and Realisation Agent.

(j)Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Realisation Agent, assign any of its rights, powers, duties or obligations hereunder. Purchaser may assign or transfer its rights under this Guaranty in accordance with the transfer of assignment provisions of the Master Repurchase Agreement.

(k)Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation or construction of this Guaranty.

(l)Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

(m)Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by any Seller to Purchaser, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Purchaser hereunder shall be cumulative of any and all other rights that Purchaser may ever have against Guarantor. The exercise by Purchaser (or Repurchase Agent or Realisation Agent on its behalf) of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

(n)Entirety. This Guaranty embodies the final, entire agreement of Guarantor, Purchaser, Repurchase Agent and Realisation Agent with respect to Guarantor’s guaranty of the

Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor, Purchaser, Repurchase Agent and Realisation Agent as a final and complete expression of the terms of the guaranty, and no course of dealing between Guarantor and Purchaser, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor, Purchaser, Repurchase Agent and Realisation Agent relating to the subject matter hereof.

(o)Intent. Guarantor acknowledges and intends (i) that this Guaranty constitute a “securities contract” as that term is defined in Section 741(7)(A)(xi) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code and (ii) that this Guaranty constitutes a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code.

ARTICLE VII. APPOINTMENT OF REALISATION AGENT

On the date hereof Purchaser has appointed Realisation Agent, as its agent under the Transaction Documents, with full authority and power to exercise, on Purchaser’s behalf, all of the rights and powers of Purchaser under the Transaction Documents, together with such powers and discretion as are reasonably incidental thereto. In its capacity as Purchaser’s contractual representative, Realisation Agent is a “representative” of Purchaser as used within the meaning of “Secured Party” under Section 9-102 of the UCC.

[SIGNATURE ON NEXT PAGE]
IN WITNESS WHEREOF, the undersigned executed this Guaranty as of the day first written above.

BLACKSTONE MORTGAGE TRUST,
INC., as Guarantor

By: /s/ Douglas N. Armer
Name: Douglas N. Armer
Title: Executive Vice President, Capital Markets and
                                Treasurer

[Barclays-BX MT - Signature Page to Guaranty]

SIGNED for and on behalf of
PARLEX 3A USD IE ISSUER DESIGNATED ACTIVITY COMPANY
by its lawfully appointed attorney

Jane McCullough
(Attorney Name)

/s/ Jane McCullough
                                        (Attorney Signature)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SIGNED for and on behalf of
PARLEX 3A GBP IE ISSUER DESIGNATED ACTIVITY COMPANY
by its lawfully appointed attorney

Jane McCullough
(Attorney Name)

/s/ Jane McCullough
                                        (Attorney Signature)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SIGNED for and on behalf of
PARLEX 3A EUR IE ISSUER DESIGNATED ACTIVITY COMPANY
by its lawfully appointed attorney

Jane McCullough
(Attorney Name)

/s/ Jane McCullough
                                        (Attorney Signature)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SIGNED for and on behalf of
PARLEX 3A SEK IE ISSUER DESIGNATED ACTIVITY COMPANY
by its lawfully appointed attorney

Jane McCullough
(Attorney Name)

/s/ Jane McCullough
                                        (Attorney Signature)

EXHIBIT A

FINANCIAL COVENANT DEFINITIONS

“Available Borrowing Capacity” shall mean, with respect to any Person, on any date of determination, the total unrestricted borrowing capacity which may be drawn (taking into account required reserves and discounts) upon by such Person or its Subsidiaries, at such Person’s or its Subsidiaries’ sole discretion, under committed credit facilities or repurchase agreements which provide financing to such Person or its Subsidiaries.

“Cash Equivalents” shall mean, as of any date of determination, marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States.

“Cash Liquidity” shall mean, with respect to any Person, on any date of determination, the sum of (i) unrestricted cash, plus (ii) Available Borrowing Capacity, plus (iii) Cash Equivalents.

“Consolidated Net Income” shall mean, with respect to any Person, for any period, the amount of consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“EBITDA” shall mean, with respect to any Person, for any period, such Person’s Consolidated Net Income, excluding the effects of such Person’s and its Subsidiaries’ Interest Expense with respect to Indebtedness, taxes, depreciation, amortization, asset write-ups or impairment charges, provisions for loan losses, and changes in mark-to-market value(s) (both gains and losses) of financial instruments and noncash compensation expenses, all determined on a consolidated basis in accordance with GAAP.

“Fiscal Quarter” shall mean a fiscal quarter of any Fiscal Year.

“Fiscal Year” shall mean the fiscal year of Guarantor ending on December 31 of each calendar year.

“Fixed Charges” shall mean, with respect to any Person, for any period, the amount of interest paid in cash with respect to Indebtedness as shown on such Person’s consolidated statement of cash flow in accordance with GAAP as offset by the amount of receipts pursuant to net receive interest rate swap agreements of such Person and its consolidated Subsidiaries during the applicable period.

“Guarantor” shall mean Blackstone Mortgage Trust, Inc., a Maryland corporation, together with its successors and permitted assigns.

“Interest Expense” shall mean, for any Person and any period, determined without duplication on a consolidated basis in accordance with GAAP, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan).

“REMIC” shall mean, a real estate, mortgage investment conduit, within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended.

“Tangible Net Worth” shall mean, with respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person pursuant to GAAP, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date.

“Total Assets” shall mean, with respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and the proportionate share of such Person of all assets owned by Affiliates of such Person as consolidated in accordance with GAAP, less (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and expenses, all on or as of such date, and (d) the amount of nonrecourse Indebtedness owing pursuant to securitization transactions such as a REMIC securitization, a collateralized loan obligation transactions or other similar securitizations.